UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

Affirmative Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-50795	75-2770432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4450 SOJOURN DRIVE, SUITE 500 ADDISON TX		75001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (972) 728-6300

________________________________________________________________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On August 19, 2008, the Registrant held a meeting of its Board of Directors (the "Board"). At that meeting, the Board considered a unanimous recommendation of the members of the Registrant's Nominating and Corporate Governance Committee to fill one of the two current director vacancies on the Board by electing J. Christopher Teets to serve as a Director until the Registrant's next Annual Meeting of Stockholders. Information regarding Mr. Teets is set forth below:

J. CHRISTOPHER TEETS. Mr. Teets has served as a director of Encore Capital Group since May 2007. Mr. Teets has also served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Mr. Teets may become a member of one or more committees of the Registrant's Board, however, at present, any such memberships are as yet undetermined.

After due consideration of the matter by the Registrant's Board, including consideration of the unanimous nomination of Mr. Teets by the members of the Registrant's Nominating and Corporate Governance Committee, the Board elected Mr. Teets to serve as a member of the Board, effective as of August 19, 2008.

Item 7.01 Regulation FD Disclosure.*

On August 19, 2008, the Registrant's board of directors declared a quarterly cash dividend on its outstanding shares of common stock of two cents ($0.02) per share, payable on September 30, 2008, to shareholders of record at the close of business on September 15, 2008.

* The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Affirmative Insurance Holdings, Inc. (Registrant)
August 20, 2008 (Date)	/s/ JOSEPH G. FISHER Joseph G. Fisher Senior Vice President and General Counsel